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                                                                    EXHIBIT 99.1

                                   FRANK TASCO

                                                December 20, 1999

Mark Dresner
Infinite Technology Group Ltd.
77 Jericho Turnpike
Mineola, NY 11501

                  Re:   Infinite Technology Group Ltd.
                        Registration Statement on Form S-1

Dear Mark:

      I hereby consent to the use of my name as a person who will become a member of the board of directors of Infinite Technology Group Ltd. (the "Company") in the Company's Registration Statement on Form S-1.

                                        Sincerely,


                                        /s/ Frank Tasco

                                        Frank Tasco